Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Shepherd’s Finance, LLC, (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (the “Report”) hereby certifies, to his knowledge, that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 8, 2013	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager
(Principal Executive Officer and Principal Financial Officer)